UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

On February 1, 2021, KKR & Co. Inc. (together with its subsidiaries, “KKR”) completed the acquisition of Global Atlantic Financial Group Limited (“Global Atlantic”) by Magnolia Parent LLC (“Parent”), a KKR subsidiary, as contemplated by the Agreement and Plan of Merger, dated July 7, 2020 (as amended, the “Merger Agreement”), by and among Global Atlantic, Global Atlantic Financial Life Limited (“GA Life”), Parent, Magnolia Merger Sub Limited (“Merger Sub”), LAMC LP, and Goldman Sachs & Co. LLC, solely in its capacity as the Equity Representative. The total purchase price for the transaction was approximately $4,681 million, subject to certain post-closing purchase price adjustments as provided in the Merger Agreement.

At the closing of the transaction (the “Closing”), Merger Sub (a direct wholly-owned subsidiary of Parent) merged with and into Global Atlantic (the “GA Merger”), with Global Atlantic continuing as the surviving entity and as a direct wholly-owned subsidiary of Parent, and immediately thereafter, GA Life merged with and into Global Atlantic (the “Life Merger” and, together with the GA Merger, the “Mergers” or the “Acquisition”).

The following unaudited pro forma combined historical consolidated financial information of KKR and Global Atlantic is presented to illustrate the estimated effects of the Acquisition described below (collectively, “Adjustments” or “Transaction Accounting Adjustments”).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical consolidated statement of operations of KKR and consolidated statement of income of Global Atlantic, after giving effect to the Acquisition as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined statement of financial condition as of December 31, 2020 combines the historical consolidated statement of financial condition of KKR and consolidated balance sheet of Global Atlantic, after giving effect to the Acquisition as if it had occurred on December 31, 2020. We refer to these unaudited pro forma condensed combined statement of operations and unaudited pro forma condensed combined statement of financial condition as the “pro forma financial information.”

The pro forma financial information should be read in conjunction with the accompanying notes. In addition, the pro forma financial information is derived from and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of KKR and Global Atlantic:

•audited consolidated financial statements of KKR as of and for the fiscal year ended December 31, 2020 and the related notes included in KKR's Annual Report on Form 10-K for the year ended December 31, 2020; and
•audited consolidated financial statements of Global Atlantic as of and for the fiscal year ended December 31, 2020 and the related notes included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The pro forma financial information has been prepared by KKR for illustrative and informational purposes only in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2020 (“Article 11”). The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what KKR’s consolidated statement of operations or consolidated statement of financial condition actually would have been had the Acquisition and other Adjustments been completed as of the dates indicated or will be for any future periods. The pro forma financial information do not purport to project the future financial position or results of operations of KKR following the completion of the Acquisition. The pro forma financial information does not include adjustments to reflect any potential revenue synergies or cost savings that may be achievable in connection with the Acquisition.

The pro forma financial information has been prepared using the acquisition method of accounting under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), with KKR being the accounting acquirer in the Acquisition. The pro forma Adjustments are preliminary, based upon available information and prepared solely for the purpose of this pro forma financial information. These Adjustments are based on preliminary estimates and will be different from the adjustments based on final acquisition accounting when it is completed, and these differences could be material.

Under the Merger Agreement, Magnolia Parent agreed to pay existing shareholders of Global Atlantic an amount in cash equal to 1.0x U.S. GAAP Shareholders' Equity of Global Atlantic, excluding Accumulated Other Comprehensive Income (“GA Book Value”) and subject to certain other adjustments, as of the date of closing. The amount of consideration payable by KKR was reduced by the amount of any equity roll-over by certain existing shareholders of Global Atlantic who elected to roll over their equity in Global Atlantic at closing (“Rollover Investors”). In addition, KKR syndicated equity interests in Global Atlantic to minority co-investors (“Co-Investors”), which also had the effect of reducing the amount of consideration payable by KKR’s balance sheet at closing.

The pro forma financial information gives effect to the following sources of funds to satisfy the estimated $4,681 million of consideration (based on GA Book Value as of February 1, 2021) paid by KKR to complete the Acquisition:

•a reduction of $1,821 million in total consideration payable by KKR at closing after giving effect to Rollover Investors and Co-Investors holding approximately 38.9% of economic ownership of Global Atlantic at closing;
•use of cash on hand of $2,860 million.

The pro forma financial information reflects pro forma adjustments management believes are necessary to present fairly KKR’s pro forma financial position and results of operations following the closing of the Acquisition as of and for the periods indicated. The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, directly attributable to the Acquisition, and reflective of adjustments necessary to reflect KKR's financial condition and results of operations as if KKR completed the Acquisition on January 1, 2020.

KKR & Co. Inc.
Unaudited Pro Forma Combined Statement of Financial Condition (as of December 31, 2020)
(Amounts in Thousands, Except Share and Per Share Data)

	Historical		Transaction Accounting Adjustments		Pro Forma Combined
	KKR	Global Atlantic		Notes

ASSETS
Asset Management
Cash and Cash Equivalents	$5,363,009	$—	$(2,859,819)	6(A)	$2,503,190
Cash and Cash Equivalents Held at Consolidated Entities	1,144,865	—	—		1,144,865
Restricted Cash and Cash Equivalents	485,583	—	(370,250)	6(A)	115,333
Investments	69,274,715	—	—		69,274,715
Due from Affiliates	872,994	—	—		872,994
Other Assets	2,665,336	—	—		2,665,336
	79,806,502	—	(3,230,069)		76,576,433
Insurance
Cash and Cash Equivalents	—	3,191,879	—		3,191,879
Investments	—	98,509,993	1,006,884	6(B)	99,516,877
Accrued Investment Income	—	709,100	—		709,100
Reinsurance Recoverable	—	15,140,382	—		15,140,382
Deferred Policy Acquisition Costs	—	1,567,105	(1,567,105)	6(C)	—
Value of Business Acquired	—	280,165	815,721	6(D)	1,095,886
Other Assets	—	911,514	973,244	6(E)	1,884,758
Separate Account Assets	—	5,459,109	—		5,459,109
	—	125,769,247	1,228,744		126,997,991
Total Assets	$79,806,502	$125,769,247	$(2,001,325)		$203,574,424

LIABILITIES AND SHAREHOLDERS’ EQUITY
Asset Management
Debt Obligations	$33,423,596	$—	$—		$33,423,596
Due to Affiliates	325,177	—	—		325,177
Accounts Payable, Accrued Expenses and Other Liabilities	5,257,813	—	(370,250)	6(A)	4,887,563
	39,006,586	—	(370,250)		38,636,336
Insurance
Policy Liabilities and Accruals:
Future Policy Benefits	—	13,857,690	506,263	6(F)	14,363,953
Outstanding Claims	—	266,276	—		266,276
Contractholder Deposit Funds and Other Policyholder Liabilities	—	79,816,699	4,179,697	6(G)	83,996,396
Total Policyholder Liabilities	—	93,940,665	4,685,960		98,626,625
Debt	—	1,420,967	40,173	6(H)	1,461,140
Tax Payable to Former Parent Company	—	87,032	—		87,032
Collateral on Derivative Instruments	—	758,498	—		758,498
Funds Withheld Payable at Interest	—	13,636,274	102,444	6(I)	13,738,718
Securities Sold under Agreements to Repurchase	—	301,494	—		301,494
Accrued Expenses and Other Liabilities	—	1,730,110	(326,375)	6(J)	1,403,735
Reinsurance Liabilities	—	260,316	(4,722)	6(K)	255,594
Separate Account Liabilities	—	5,459,109	—		5,459,109
	—	117,594,465	4,497,480		122,091,945
Total Liabilities	39,006,586	117,594,465	4,127,230		160,728,281

Commitments and Contingencies

Redeemable Noncontrolling Interests	—	91,146	—		91,146

Stockholders’ Equity
Series A and B Preferred Stock, $0.01 par value. 13,800,000 and 6,200,000 shares, respectively, issued and outstanding as of December 31, 2020	482,554	—	—		482,554
Series C Mandatory Convertible Preferred Stock, $0.01 par value. 23,000,000 shares issued and outstanding as of December 31, 2020	1,115,792	—	—		1,115,792
Series I Preferred Stock, $0.01 par value. 1 share authorized, 1 share issued and outstanding as of December 31, 2020	—	—	—		—
Series II Preferred Stock, $0.01 par value. 499,999,999 shares authorized, 275,626,493 shares, issued and outstanding as of December 31, 2020	2,756	—	—		2,756
Common Stock, $0.01 par value. 3,500,000,000 shares authorized, 572,893,738 shares, issued and outstanding as of December 31, 2020	5,729	1,462	(1,462)	6(L)	5,729
Additional Paid-In Capital	8,687,817	1,543,524	(1,543,524)	6(L)	8,687,817
Retained Earnings	3,440,782	3,085,630	(3,085,630)	6(L)	3,440,782
Accumulated Other Comprehensive Income (Loss)	(18,612)	3,315,043	(3,315,043)	6(L)	(18,612)
Total Stockholders’ Equity	13,716,818	7,945,659	(7,945,659)		13,716,818
Noncontrolling Interests	27,083,098	137,977	1,817,104	6(L)	29,038,179
Total Equity	40,799,916	8,083,636	(6,128,555)		42,754,997
Total Liabilities and Equity	$79,806,502	$125,769,247	$(2,001,325)		$203,574,424

KKR & Co. Inc.
Unaudited Pro Forma Combined Statement of Operations (for the year ended December 31, 2020)
(Amounts in Thousands, Except Share and Per Share Data)

	Historical
	KKR	Global Atlantic	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues:
Asset Management
Fees and Other	$2,006,791	$—	$—		$2,006,791
Capital Allocation-Based Income (Loss)	2,224,100	—	—		2,224,100
	4,230,891	—	—		4,230,891
Insurance
Premiums	—	2,899,855	—		2,899,855
Policy Fees	—	1,232,820	(111,003)	7(A )	1,121,817
Net Investment Income	—	3,108,603	(641,683)	7(B)	2,466,920
Net Investment Gains (Losses)	—	170,542	(73,084)	7(C)	97,458
Other Income	—	60,433	—		60,433
	—	7,472,253	(825,770)		6,646,483
Total Revenues	4,230,891	7,472,253	(825,770)		10,877,374
Expenses:
Asset Management
Compensation and Benefits	2,152,490	—	—		2,152,490
Occupancy and Related Charges	72,100	—	—		72,100
General, Administrative and Other	708,542	—	—		708,542
	2,933,132	—	—		2,933,132
Insurance
Policy Benefits and Claims	—	6,075,339	(373,136)	7(A )	5,702,203
Amortization of Policy Acquisition Costs	—	268,044	(346,781)	7(A )	(78,737)
Interest Expense	—	68,062	(8,787)	7(D)	59,275
Insurance Expenses	—	199,458	13,455	7(A )	212,913
General and Administrative Expenses	—	507,460	—		507,460
	—	7,118,363	(715,249)		6,403,114
Total Expenses	2,933,132	7,118,363	(715,249)		9,336,246

Investment Income (Loss) - Asset Management
Net Gains (Losses) from Investment Activities	3,642,804	—	—		3,642,804
Dividend Income	352,563	—	—		352,563
Interest Income	1,403,440	—	—		1,403,440
Interest Expense	(969,871)	—	—		(969,871)
Total Investment Income (Loss)	4,428,936	—	—		4,428,936

Income (Loss) Before Taxes	5,726,695	353,890	(110,521)		5,970,064
Income Tax Expense (Benefit)	609,097	(45,136)	(23,209)	7(E)	540,752
Net Income (Loss)	5,117,598	399,026	(87,312)		5,429,312
Net Income (Loss) Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	3,115,089	(109,999)	247,774	7(F)	3,252,864
Net Income (Loss) Attributable to KKR & Co. Inc.	2,002,509	509,025	(335,086)		2,176,448
Series A Preferred Stock Dividends	23,288	—	—		23,288
Series B Preferred Stock Dividends	10,076	—	—		10,076
Series C Mandatory Convertible Preferred Stock Dividends	23,191	—	—		23,191
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders	$1,945,954	$509,025	$(335,086)		$2,119,893
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock
Basic	$3.45			7(G)	$3.76
Diluted	$3.37			7(G)	$3.67
Weighted Average Shares of Common Stock Outstanding
Basic	562,812,883			7(G)	562,812,883
Diluted	583,685,352			7(G)	583,685,352

Note 1 - Description of Transaction

On February 1, 2021, KKR & Co. Inc. (together with its subsidiaries, “KKR”) completed the acquisition of Global Atlantic Financial Group Limited (“Global Atlantic”) by Magnolia Parent LLC (“Parent”), a KKR subsidiary, as contemplated by the Agreement and Plan of Merger, dated July 7, 2020 (as amended, the “Merger Agreement”), by and among Global Atlantic, Global Atlantic Financial Life Limited (“GA Life”), Parent, Magnolia Merger Sub Limited (“Merger Sub”), LAMC LP, and Goldman Sachs & Co. LLC, solely in its capacity as the Equity Representative. The total purchase price for the transaction was approximately $4,681 million, subject to certain post-closing purchase price adjustments as provided in the Merger Agreement.

At the closing of the transaction (the “Closing”), Merger Sub (a direct wholly-owned subsidiary of Parent) merged with and into Global Atlantic (the “GA Merger”), with Global Atlantic continuing as the surviving entity and as a direct wholly-owned subsidiary of Parent, and immediately thereafter, GA Life merged with and into Global Atlantic (the “Life Merger” and, together with the GA Merger, the “Mergers”).

In connection with the Closing, Parent changed its name to The Global Atlantic Financial Group LLC (“TGAFG”) and became the new holding company of Global Atlantic’s business. Also, in connection with the Closing, certain previous shareholders of Global Atlantic elected to participate in an equity roll-over to become shareholders of TGAFG, and new co-investors agreed to fund in cash a portion of the purchase price to become shareholders of TGAFG. Following these roll-overs and co-investments, KKR owns approximately 61.1% of TGAFG as of the Closing.

Note 2 - Basis of Presentation

The pro forma financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, "Business Combinations" ("ASC 805") and are derived from the audited historical financial statements of KKR and Global Atlantic.

The pro forma financial information has been prepared by KKR for illustrative and informational purposes only in accordance with Article 11. The pro forma financial information is not necessarily indicative of what KKR’s consolidated statement of operations or consolidated statement of financial condition would have been had the Acquisition and other Adjustments been completed as of the dates indicated or will be for any future periods. The pro forma financial information do not purport to project the future financial position or results of operations of KKR following the completion of the Acquisition. The pro forma financial information does not include adjustments to reflect any potential revenue synergies or cost savings that may be achievable in connection with the Acquisition. The pro forma financial information reflects pro forma adjustments management believes are necessary to present fairly KKR's pro forma financial position and results of operations following the closing of the Acquisition as of and for the periods indicated. The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, directly attributable to the Acquisition, and reflective of adjustments necessary to reflect KKR's financial condition and results of operations as if KKR completed the Acquisition on January 1, 2020.
The acquisition method of accounting uses the fair value concepts defined in ASC 820, "Fair Value Measurements and Disclosures" ("ASC 820"). Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

The allocation of the consideration is preliminary and is pending finalization of various estimates, inputs and analyses. Since this pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the Acquisition, the actual amounts eventually recorded for the acquisition method of accounting, including the identifiable intangibles and goodwill, may differ materially from the information presented.

The initial allocation of the preliminary consideration in this pro forma financial information is based upon the Book Value (as defined in the Merger Agreement) of Global Atlantic as of February 1, 2021. Given that the purchase price is subject to certain post-closing purchase price adjustments as provided in the Merger Agreement, the final transaction consideration to be paid by KKR assumed for the purpose of this pro forma financial information may not reflect the ultimate purchase price that KKR will have to pay in the Acquisition.

At this preliminary stage, the estimated identifiable finite lived intangible assets include value of distribution network acquired ("VODA") and Global Atlantic’s trade name. The estimated identifiable indefinite lived intangible asset relates to state insurance licenses acquired, which will not be amortized but will be subject to periodic impairment testing. In addition, total policyholder liabilities represent the estimated fair value of Global Atlantic's contractholder funds, future policy benefits and liability for policy and contract claims.

Identifiable finite lived intangible assets recognized by KKR also include value of business acquired (“VOBA”), which represents the excess of book value over the estimated fair value of acquired insurance, annuity, and investment type contracts in force at the acquisition date. For certain acquired blocks of business, the estimated fair value of the in-force contract obligations exceeded the book value of assumed in-force insurance policy liabilities, resulting in negative VOBA, which is presented separately from VOBA as an additional insurance liability included within Contractholder Deposit Funds and Other Policyholder Liabilities. The estimated fair value of the acquired obligations is based on projections, by each block of business, of future policy and contract charges, premiums, mortality and morbidity, surrenders, expenses, investment returns, separate account performance, nonperformance risk adjustment and other factors.

VODA, VOBA and the other identifiable finite lived intangible assets are amortized over their estimated useful lives.

Goodwill represents the excess of the estimated purchase price over the estimated fair value of Global Atlantic’s assets and liabilities, including the fair value of the estimated identifiable finite and indefinite lived intangible assets and liabilities described above. Goodwill will not be amortized, but will be subject to periodic impairment testing.

The calculation of goodwill and other identifiable intangible assets could be materially impacted by changing fair value measurements. Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. Total transaction related costs in connection with the acquisition are estimated to be approximately $20 million and were already included in the consolidated financial statements for the year ended December 31, 2020.

Further, the pro forma financial information does not reflect the following items:
•The impact of the investment management agreements entered into between KKR and insurance subsidiaries of Global Atlantic. Such agreements were not required to be entered into by the Merger Agreement and, as such, the economic benefits to KKR are not included in the Adjustments; and
•The impact of any potential cost savings or growth synergies that may be achievable in connection with the Acquisition, as there is no assurance that such cost savings or growth synergies will be achieved.

The presentations in the pro forma financial information reflect the significant industry diversification of KKR and Global Atlantic. Global Atlantic operates an insurance business and KKR operates an alternative asset management business, each of which possess distinct characteristics. As a result, KKR developed a two-tiered approach for the pro forma financial information presentations. KKR believes that these presentations provide a more meaningful and informative view of the pro forma combined financial position and results of operations than traditional aggregate presentations. KKR believes that reporting Global Atlantic’s insurance operations separately is appropriate given, among other factors, the relative significance of Global Atlantic’s policyholder liabilities, which are not guaranteed by KKR. Were more traditional presentations used, KKR would eliminate or combine several identical or similar captions, which would condense the presentations, but would reduce transparency. KKR also believes that traditional presentations would result in no new line items presented compared to the two-tier presentations included in the pro forma financial information.

Global Atlantic historical amounts have been converted from millions to thousands to be in line with KKR’s historical presentation. As a result of displaying amounts in thousands rather than millions for Global Atlantic, rounding differences may exist in the pro forma financial information.

Note 3 - Reclassifications and Conforming Accounting Policies

At this time, KKR is not aware of any material differences in accounting policies and financial statement classifications that would have a material impact on the pro forma financial information with the exception of ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("CECL"). Since Global Atlantic is not an SEC registrant, Global Atlantic’s adoption date for CECL would have been January 1, 2023. For purposes of the pro forma financial information, we have assumed that Global Atlantic’s adoption of CECL occurred on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 reflects all expected credit losses for financial assets held at December 31, 2020 based on historical experience, current conditions, reasonable and supportable forecasts.

KKR is still in the process of performing a full review of Global Atlantic's accounting policies to determine if there are any additional material differences that require modification or reclassification of Global Atlantic's revenues, expenses, assets or liabilities to conform to KKR's accounting policies and classifications. As a result of that review, KKR may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial information.

For purposes of the pro forma financial information, Global Atlantic’s investments have been presented as an aggregated amount on the unaudited pro forma condensed combined statement of financial condition.

Note 4 - Consideration and Purchase Price

The purchase price for the transaction is $4,681 million and is subject to post-closing adjustments, which are not expected to be finalized until June 2021 and are limited to a maximum amount of $150 million per the terms of the Merger Agreement.

Under the Merger Agreement, KKR agreed to pay existing shareholders of Global Atlantic an amount in cash equal to 1.0x U.S. GAAP Shareholders’ Equity of Global Atlantic, excluding Accumulated Other Comprehensive Income and subject to certain other purchase price adjustments (“GA Book Value,” determined as $4,681 million as of February 1, 2021 for purposes of the purchase price determination). The amount of consideration payable by KKR was reduced by the amount of any equity roll-over by certain existing shareholders of Global Atlantic who elected to roll over their equity in Global Atlantic at closing (“Rollover Investors”). In addition, KKR syndicated equity interests in Global Atlantic to minority co-investors (“Co-Investors”), which also had the effect of reducing the amount of consideration payable by KKR’s balance sheet at closing. The purchase price is as follows (in millions):

Preliminary Consideration
($ in millions)

Total Consideration
Rollover Investors and Co-Investors	$1,821
KKR Cash on Hand	2,860
$4,681

The below describes the estimated sources of funding presented in the table above:

•a reduction of $1,821 million in total consideration payable by KKR at closing after giving effect to Rollover Investors and Co-Investors holding approximately 38.9% of economic ownership of Global Atlantic at closing; and
•use of KKR’s cash on hand of $2,860 million.

Note 5 – Preliminary Fair Value Estimate of Assets to be Acquired and Liabilities to be Assumed

The table below represents an initial allocation of the preliminary consideration to Global Atlantic's tangible and intangible assets to be acquired and liabilities to be assumed based on KKR’s preliminary estimate of their respective fair values as of December 31, 2020:

$ (millions)	Global Atlantic	Adjustments	Notes	Preliminary Allocation of Purchase Price
Total Consideration Transferred				$4,680,555
Total Value to Allocate
Cash and Cash Equivalents	$3,191,879	$—		$3,191,879
Investments	98,509,993	1,006,884	6(B )	99,516,877
Accrued Investment Income	709,100	—		709,100
Reinsurance Recoverable	15,140,382	—		15,140,382
Deferred Policy Acquisition Costs	1,567,105	(1,567,105)	6(C)	—
Value of Business Acquired	280,165	815,721	6(D)	1,095,886
Other Assets	911,514	791,611	6(E)	1,703,125
Separate Account Assets	5,459,109	—		5,459,109
Total Assets (excluding Goodwill)	$125,769,247	$1,047,111		$126,816,358
Total Policyholder Liabilities	93,940,665	4,685,960	6(F), 6(G)	98,626,625
Debt	1,420,967	40,173	6(H)	1,461,140
Tax Payable to Former Parent Company	87,032	—		87,032
Collateral on Derivative Instruments	758,498	—		758,498
Funds Withheld Payable at Interest	13,636,274	102,444	6(I)	13,738,718
Securities Sold under the Agreement to Repurchase	301,494	—		301,494
Accrued Expenses and Other Liabilities	1,730,110	(326,375)	6(J)	1,403,735
Reinsurance Liabilities	260,316	(4,722)	6(K)	255,594
Separate Account Liabilities	5,459,109	—		5,459,109
Total Liabilities	$117,594,465	$4,497,480		$122,091,945
Fair Value of Net Assets (excluding Goodwill)				4,724,413
Redeemable Noncontrolling Interests and Other Noncontrolling Interests of Global Atlantic Investment Partnerships	229,123	(3,632)	6(L)	225,491
Goodwill attributable to Global Atlantic				$181,633

Upon the completion of the acquisition date valuation procedures, the estimated fair value of the assets and liabilities will be updated, including the estimated fair value and useful lives of the identifiable intangible assets and allocation of the excess purchase price to goodwill. The calculation of goodwill and other identified intangible assets could be materially impacted by changing fair value measurements.

Note 6 – Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Condition

Explanation of the adjustments to the unaudited pro forma condensed combined statement of financial condition are as follows:

A.To reflect the net cash outflow to fund the cash consideration paid to close the Acquisition. As of December 31, 2020, KKR held approximately $370 million of cash in an escrow account related to the cash contribution of certain Co-Investors.
B.To reflect the estimated fair value of acquired investments.
C.Removal of Global Atlantic’s historical deferred policy acquisition costs ("DAC") of $1,567 million.
D.Recognition of the preliminary fair value of the VOBA totaling $1,096 million at December 31, 2020, partially offset by the removal of Global Atlantic's historical VOBA of $280 million.
E.To reflect the following:
a.Removal of historical intangible assets of $21 million.
b.Preliminary fair value and resulting adjustment to intangible assets (excluding VOBA and goodwill). The preliminary amounts assigned to intangible assets and estimated average useful lives are as displayed below.

	Preliminary Fair Value ($ in millions)	Estimated Average Useful Life (in years)
VODA	$200	18
Trade Names	50	16
State Insurance Licenses	10	Indefinite
Total fair value of Global Atlantic’s intangible assets (excluding VOBA and goodwill)	$260
c.To reclassify Global Atlantic’s net deferred tax liabilities to net deferred tax assets for the unaudited pro forma condensed combined statement of financial condition (totaling $369 million) and to reflect the preliminary estimate of the deferred tax impact of the fair value adjustments included herein (totaling $929 million). The preliminary pro forma adjustments to intangible assets assume that all such assets are domestic and are tax affected at the U.S. federal statutory income tax rate. The related deferred tax asset adjustment may be subject to change if the intangible assets are located in a non-U.S. jurisdiction.
d.Removal of historical deferred sales inducements ("DSI") of $16 million which are eliminated since the value of policies in-force on that date are considered within the fair value of the VOBA.
e.To reflect goodwill representing the estimated excess of the preliminary consideration over the preliminary fair value of the assets to be acquired and liabilities to be assumed of $182 million. Goodwill is not expected to be deductible for U.S. federal income tax purposes.
f.Removal of prepaid issuance costs for approximately $4 million.
g.To reflect $11 million of a deferred tax asset associated with certain Global Atlantic restricted stock units that will now be settled in cash upon vesting.

F.To reflect the estimated fair value of Global Atlantic's Future Policy Benefits.

G.To reflect (i) the estimated fair value of Global Atlantic’s Contractholder Deposit Funds and Other Policyholder Liabilities totaling $4,368 million, (ii) negative VOBA of $1,111 million, and (iii) the elimination of $1,299 million of historical Global Atlantic Unearned Revenue Reserves ("URR") and Deferred Revenue Liabilities ("DRL"), for a total net adjustment of $4,180 million.
H.To reflect the estimated fair value of Global Atlantic's debt, which includes the elimination of the historical unamortized debt issue costs.
I.To reflect the estimated fair value of the Funds Withheld Payable at Interest.
J.To reflect (i) the reclassification of net deferred tax liabilities to net deferred tax assets for $369 million, (ii) the pre-acquisition service cost of $51 million for Global Atlantic restricted stock units that will now be settled in cash upon vesting and (iii) fair value adjustment to deferred rent revenue liability for $8 million.
K.To reflect the estimated fair value of the Reinsurance Liabilities.
L.The following table summarizes the pro forma adjustments impacting equity:

($ in thousands)	Adjustments to Global Atlantic Historical Equity	New Equity Structure	Other Adjustments	Total Pro Forma Adjustments
Common Stock	$(1,462)	$—	$—	$(1,462)
Additional paid-in capital	(1,543,524)	—	—	(1,543,524)
Retained earnings	(3,085,630)	—	—	(3,085,630)
Accumulated Other Comprehensive Income	(3,315,043)	—	—	(3,315,043)
Noncontrolling Interest	—	1,820,736	(3,632)	1,817,104
Total Equity	$(7,945,659)	$1,820,736	$(3,632)	$(6,128,555)

Adjustment to Global Atlantic Historical Equity: Represents the elimination of Global Atlantic’s historical equity.

New Equity Structure: Represents economic ownership of Global Atlantic by Rollover Investors and Co-Investors for approximately 38.9% of Global Atlantic.

Other adjustments: Represents Noncontrolling interests settled upon closing.

Note 7 - Transaction Accounting Adjustments to Pro Forma Statement of Operations

Explanations of the adjustments to the unaudited pro forma condensed combined statement of operations are as follows:

A.To (i) eliminate the historical URR included within Policy Fees, (ii) eliminate Global Atlantic's intangible amortization relating to historical DRL and DSI within Policy Benefits and Claims, and (iii) reflect the elimination of historical amortization of DAC and (iv) reflect amortization of the fair value of the VOBA within Amortization of Policy Acquisition Costs and other intangible assets within Insurance Expenses.

Subsequent to the Acquisition, the expected amortization expense (benefit) relating to the preliminary fair value of the acquired finite lived intangible assets for the five years following the Acquisition is reflected in the table below:

	Estimated Average Useful Life (in years)	Year following the acquisition ($ in millions)
		Year 1	Year 2	Year 3	Year 4	Year 5
VOBA*	Various	$(79)	$(67)	$(54)	$(38)	$(21)
VODA	18	12	12	12	12	12
Trade Names	16	3	3	3	3	3
Total expected amortization		$(64)	$(52)	$(39)	$(23)	$(6)
*Positive and negative VOBA amortizations are presented net.

B.To reflect reduced accretion of interest income on available-for-sale securities and mortgage and other loans as a result of fair value adjustments made to these securities and loans.
C.To reflect adjustments to the amount of expected credit losses for financial assets under CECL.
D.To reflect the amortization of the fair value adjustment to Global Atlantic's long-term debt through interest expense.
E.To reflect the income tax effect of the pro forma adjustments related to the Acquisition based on the U.S. federal statutory income tax rate of 21%. Following the closing of the Acquisition, Global Atlantic will continue to file separate U.S. income tax returns in the same manner as they have historically. Due to Global Atlantic's business as a life insurance company, they will generally pay premium taxes in lieu of state income taxes. Therefore, state income taxes were not taken into consideration for purposes of the blended statutory income tax rate.
F.To reflect the allocation of net income to noncontrolling interests based on KKR’s ownership in Global Atlantic inclusive of net income attributable to KKR Holdings L.P., the holding vehicle through which certain of KKR current and former employees and other persons indirectly own their interest in KKR.
G.Adjustments to recalculate the Pro Forma Earnings Per Share:

Amounts in Thousands, Except Share and Per Share Data	Year Ended December 31, 2020
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders	$2,119,893
(-) Accumulated Series C Mandatory Convertible Preferred Dividend	3,067
Net Income (Loss) Available to KKR & Co. Inc. Common Stockholders - Basic	$2,116,826
(+) Accumulated Series C Mandatory Convertible Preferred Dividend (if dilutive)	26,258
Net Income (Loss) Available to KKR & Co. Inc. Common Stockholders - Diluted	$2,143,084

Pro Forma Basic Net Income (Loss) Per Share of Common Stock
Weighted Average Shares of Common Stock outstanding - Basic	562,812,883
Pro Forma Weighted Average Shares of Common Stock outstanding - Basic	$3.76

Pro Forma Diluted Net Income (Loss) Per Share of Common Stock
Incremental Common Shares:
Assumed vesting of dilutive equity awards	9,823,514
Assumed conversion of Series C Mandatory Convertible Preferred Stock	11,048,955
Weighted Average Shares of Common Stock outstanding — Diluted	583,685,352
Pro Forma Diluted Earnings per Share of Common Stock	$3.67